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                                                                  EXHIBIT 99.1





MEDIA CONTACT:     Tom Adkinson
E-MAIL:            tadkinson@gaylordentertainment.com
TELEPHONE:         615.316.6302

INVESTOR CONTACT:  J. Russell Worsham
E-MAIL:            rworsham@gaylordentertainment.com
TELEPHONE:         615.316.6564


                GAYLORD ENTERTAINMENT TO BROADCAST FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (April 24, 2001) - Gaylord Entertainment Company (NYSE: GET) today announced it will provide an online Web simulcast and rebroadcast of its 2001 first quarter earnings release conference call.

         The live broadcast of Gaylord Entertainment's quarterly conference call will be available online at www.gaylordentertainment.com and clicking on the link to Investor Relations. In addition, the broadcast can be accessed through www.streetevents.com. The call is scheduled to begin at 11:00 a.m. eastern time on May 1, 2001. The online replay will follow shortly after the call and continue through June 1, 2001.

         Gaylord Entertainment is a diversified entertainment company whose businesses operate in two groups: hospitality and attractions, and music, media and entertainment. It is headquartered in Nashville, Tenn., and its stock is traded on the New York Stock Exchange (symbol: GET).


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